Exhibit 10.2
Confirmation of OTC Convertible Note Hedge

Date:	October 11, 2007

To:	Morgans Hotel Group Co. (“Counterparty”) Attention: Telephone No.: Facsimile No.:

From:	Citibank, N.A. (“Dealer”)
Dealer Reference:
Dear Sir / Madam:
     The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the above-referenced transaction entered into between Counterparty and Dealer on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.
     The definitions and provisions contained in the 2000 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and, together with the Swap Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern, and in the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. References herein to a “Transaction” shall be deemed to be references to a “Share Option Transaction” for purposes of the Equity Definitions and a “Swap Transaction” for the purposes of the Swap Definitions.
     This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. This Confirmation (notwithstanding anything to the contrary herein), shall be subject to, and form part of, an agreement in the 1992 form of the ISDA Master Agreement (Multicurrency – Cross Border) (the “Master Agreement” or “Agreement”) as if we had executed an agreement in such form (but without any Schedule and with the elections specified in the “ISDA Master Agreement” Section of this Confirmation) on the Trade Date. In the event of any inconsistency between the provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction. The parties hereby agree that the Transaction evidenced by this Confirmation shall be the only Transaction subject to and governed by the Agreement.
     The parties acknowledge that this Confirmation is entered into on the date hereof with the understanding that the provisions of the Note Indenture (as defined below) that are referred to herein will conform to the descriptions thereof in the Offering Memorandum dated October 11, 2007 (the “Offering Memorandum”) relating to the Reference Notes (as defined below). The parties agree that in the event of any inconsistency between the Note Indenture and the Offering Memorandum, the parties will amend this Confirmation in good faith to preserve the intent of the parties.
OTC Convertible Note Hedge

     The terms of the particular Transaction to which this Confirmation relates are as follows:
     General Terms:

Trade Date:	October 11, 2007

Effective Date:	The date of issuance of the Reference Notes.

Option Style:	Modified American, as described under “Settlement Terms” below.

Option Type:	Call

Seller:	Dealer

Buyer:	Counterparty

Shares:	The shares of Common Stock, $0.01 par value, of Counterparty (Security Symbol: “MHGC”) or such other securities or property (including cash) into which the Reference Notes are convertible on the date of determination.

Number of Options:	The number of Convertible Notes in denominations of USD1,000 principal amount issued by Counterparty on the closing date for the initial issuance of the Convertible Notes; provided that the Number of Options shall be automatically increased as of the date of exercise by Merrill Lynch, Pierce, Fenner & Smith Incorporated of the Initial Purchasers’ (as such term is defined in the Purchase Agreement) option to purchase additional Convertible Notes pursuant to Section 2(b) of the Purchase Agreement related to the purchase and sale of the Convertible Notes dated as of October 11, 2007 among Counterparty and the Initial Purchasers (the “Purchase Agreement”) by the number of Convertible Notes in denominations of USD1,000 principal amount issued pursuant to such exercise (such Convertible Notes, the “Additional Convertible Notes”).

Number of Shares:	The product of the Applicable Percentage, the Number of Options and the Conversion Rate (as defined in the Note Indenture), but without regard to any adjustment to the Conversion Rate as a result of the Excluded Provisions.

Premium:	$16,875,000; provided that if the Number of Options is increased pursuant to the proviso to the definition of “Number of Options” above, an additional Premium equal to the product of the number of Options by which the Number of Options is so increased and $337.50 shall be paid on the Additional Premium Payment Date.

Premium Payment Date:	The date of issuance of the Reference Notes.

Additional Premium Payment Date:	The closing date for the purchase and sale of the Additional Convertible Notes.
OTC Convertible Note Hedge

Exchange:	Nasdaq Global Market

Related Exchange(s):	All Exchanges

Reference Notes:	2.375% Senior Subordinated Convertible Notes due 2014 of Counterparty

Applicable Percentage:	33½%

Note Indenture:	The indenture, dated as of closing of the issuance of the Reference Notes, between Counterparty and The Bank of New York, as trustee relating to the Reference Notes, as the same may be amended, modified or supplemented from time to time. Certain defined terms used herein have the meanings assigned to them in the Note Indenture.

Procedures for Exercise:

Potential Exercise Dates:	Each Conversion Date.

Conversion Date:	Each “conversion date” for any Reference Note pursuant to the terms of the Note Indenture occurring before the Expiration Date.

Required Exercise on Conversion Dates:	On each Conversion Date, a number of Options equal to the number of Convertible Notes in denominations of $1,000 principal amount submitted for conversion on such Conversion Date in accordance with the terms of the Note Indenture shall be automatically exercised.

Exercise Period:	The period from and excluding the Effective Date to and including the Expiration Date.

Expiration Date:	The earliest of (i) the maturity date of the Reference Notes, (ii) the first day on which none of such Reference Notes remain outstanding, whether by virtue of conversion, issuer repurchase or otherwise and (iii) the occurrence of an Additional Termination Event and designation of an Early Termination Date hereunder in respect of the termination of the Transaction in whole but not in part.

Multiple Exercise:	Applicable, as provided above under “Required Exercise on Conversion Dates”.

Minimum Number of Options:	Zero

Maximum Number of Options:	Number of Options

Automatic Exercise:	As provided above under “Required Exercise on Conversion Dates”.

Exercise Notice:	Notwithstanding the exercise of any Options hereunder, Buyer shall be entitled to receive the deliveries provided under “Settlement Terms” below only if Buyer shall have notified Seller in writing prior to 5:00 PM, New York City time, on the “Business Day”, as defined in the Note Indenture, prior to the first Scheduled Valid Day of the Conversion Reference Period relating to the Convertible Notes converted on the Conversion Date occurring on the relevant Exercise Date (such time, the “Notice Deadline”) of (i) the number of Options being exercised, (ii) the first Scheduled Valid Day of the Conversion Reference Period and (iii) the scheduled settlement date under the Note Indenture for the
OTC Convertible Note Hedge

Convertible Notes converted on the Conversion Date occurring on the Exercise Date for such exercise; provided that, notwithstanding the foregoing, such notice (and the related automatic exercise of Options) shall be effective if given after the relevant Notice Deadline but prior to 5:00 PM New York City time, on the fifth Scheduled Valid Day following the Notice Deadline, in which event the Calculation Agent shall have the right to adjust the Delivery Obligation (as defined below) as appropriate to reflect the additional costs (including, but not limited to, hedging mismatches and market losses) and reasonable expenses incurred by Seller in connection with its hedging activities (including the unwinding of any hedge position) as a result of its not having received such notice prior to the applicable Notice Deadline. Notwithstanding the foregoing, in respect of Options with a related Exercise Date on or after July 15, 2014, the Notice Deadline shall be 5:00 PM, New York City time, on the Business Day prior to the Final Maturity Date (as defined in the Note Indenture) and the related Exercise Notice need not contain the information specified in clause (ii) above.
Seller’s Telephone Number and Telex and/or Facsimile Number and Contact Details for purpose of Giving Notice:	250 West Street 10th Floor New York, New York 10013 Attention: Director Derivatives Operations Facsimile No.: 212 723 2956

Settlement Terms:

Settlement Date:	As defined in the Note Indenture.

Delivery Obligation:	In lieu of the obligations set forth in Sections 8.1 and 9.1 of the Equity Definitions, and subject to “Exercise Notice” above, in respect of an Exercise Date occurring on a Conversion Date, Seller will deliver to Buyer on the related Settlement Date the product of (x) the Applicable Percentage, (y) the number of Options exercised or deemed exercised on such Exercise Date and (z) the sum of the quotients, for each Valid Day during the Conversion Reference Period for such Exercise Date, of (A) the product of (I) excess, if any, of the Relevant Price less the Conversion Price on such Valid Day and (II) the Conversion Rate on such Valid Day divided by (B) such Relevant Price, divided by (z) the number of Valid Days in the Conversion Reference Period (such number of Shares, the “Convertible Obligation”); provided that such Convertible Obligation shall be determined without regard to any adjustments to the Conversion Rate or the Conversion Price pursuant to the to the Excluded Provisions of the Note Indenture.

Any fractional Shares to be delivered with respect to any Delivery Obligation shall be valued at the Relevant Price for the last Valid Day of the Conversion Reference Period, and Dealer shall deliver cash in lieu thereof.

Excluded Provisions:	Section 4.06(g) of the Note Indenture.

Conversion Reference Period:	For any Exercise Date, the “conversion reference period” as defined in the Note Indenture with respect to the Conversion Date occurring on such Exercise Date.

Valid Day:	A day on which (i) there is no Market Disruption Event and (ii) trading in the Shares generally occurs on the Exchange or, if the Shares are not then listed on the Exchange, on the principal other U.S. national or regional securities exchange on which the Shares are then listed or, if the Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market
OTC Convertible Note Hedge

on which the Shares are then traded. If the Shares (or other security for which a Relevant Price must be determined) is not so listed or quoted, a Valid Day means a Business Day

Scheduled Valid Day:	A day that is scheduled to be a Valid Day.

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby replaced in its entirety by the following:

“‘Market Disruption Event’ means in respect of a Share, (i) a failure by the Exchange or, if the Shares are not then listed on the Exchange, by the principal other U.S. national or regional securities exchange on which the Shares are then listed or, if the Shares are not then listed on a U.S. national or regional securities exchange, by the principal other market on which the Shares are then traded, to open for trading during its regular trading session or (ii) the occurrence or existence on any trading day for the Shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Shares or in any options, contracts or future contracts relating to the Shares that, in each case, for more than one half-hour period in the aggregate on such trading day.”

Relevant Price:	The VWAP Price (as defined below under “Disposition of Hedge Shares”).

Other Applicable Provisions:	To the extent Seller is obligated to deliver Shares hereunder, the provisions of Sections 9.1(c), 9.8, 9.9, 9.10, 9.11 (except that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws as a result of the fact that Buyer is the issuer of the Shares) and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment; provided that the terms of this Transaction shall be adjusted in a manner consistent with adjustments of the Conversion Rate of the Reference Notes as provided in the Note Indenture; provided that no adjustment in respect of any Potential Adjustment Event or Extraordinary Event shall be made hereunder as a result of any adjustments to the Conversion Rate resulting from a discretionary adjustment to the Conversion Rate by Counterparty.

Potential Adjustment Event:	Notwithstanding Section 11.2(e) of the Equity Definitions, a “Potential Adjustment Event” means, subject to the preceding paragraph, the occurrence of an event or condition that would result in an adjustment of the Conversion Rate of the Reference Notes pursuant to the Note Indenture.

Extraordinary Events:

Merger Events:	Notwithstanding Section 12.1(b) of the Equity Definitions, a “Merger Event” means the occurrence of any event or condition to which Section 4.10 of the Note Indenture applies.

Consequences for Merger Events:
OTC Convertible Note Hedge

Share-for-Share:	The Transaction will be adjusted in a manner corresponding to the adjustments to the Reference Notes as provided in the Note Indenture.

Share-for-Other:	The Transaction will be adjusted in a manner corresponding to the adjustments to the Reference Notes as provided in the Note Indenture.

Share-for-Combined:	The Transaction will be adjusted in a manner corresponding to the adjustments to the Reference Notes as provided in the Note Indenture.

Notice of Merger Consideration:	Upon the occurrence of a Merger Event that causes the Shares to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), Buyer shall reasonably promptly (but in any event prior to the third Exchange Business Day prior to the effective date of such Merger Event) notify the Calculation Agent of the weighted average of the types and amounts of consideration (a) received by the holders of Shares entitled to receive cash, securities or other property or assets with respect to or in exchange for such Shares in any Merger Event who affirmatively make such an election and (b) selected by holders of the Reference Notes as the form of consideration into which the Reference Notes shall be convertible from and after the effective date of such Merger Event.

Tender Offer:	Applicable, subject to “Consequences of Tender Offers” below. Notwithstanding Section 12.1(d) of the Equity Definitions, “Tender Offer” means the occurrence of any event or condition set forth in Section 4.06(e) of the Note Indenture.

Consequences of Tender Offers:	The Transaction will be adjusted in a manner corresponding to the adjustments to the Reference Notes as provided in the Note Indenture.

Nationalization, Insolvency and Delisting:	Cancellation and Payment (Calculation Agent Determination); provided that Buyer shall determine whether payment shall be settled in cash or Shares. In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall thereafter be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	Applicable

Failure to Deliver:	Applicable.

Insolvency Filing:	Applicable

Hedging Disruption Event:	Applicable

Increased Cost of Hedging:	Not Applicable
OTC Convertible Note Hedge

Loss of Stock Borrow:	Not Applicable

Increased Cost of Stock Borrow:	Not Applicable

Hedging Party:	Seller

Determining Party:	Seller

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable
Additional Agreements, Representations and Covenants of Buyer, Etc.:
1.	Buyer hereby represents and warrants to Seller, on each day from the Trade Date to and including the earlier of (i) November 17, 2007 and (ii) the date by which Seller is able to initially complete a hedge of its position relating to this Transaction, that:
a.	it will effect (and cause any “affiliated purchaser” (as defined in Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to effect) any purchases, direct or indirect (including by means of any cash-settled or other derivative instrument), of Shares or any security convertible into or exchangeable or exercisable for Shares solely through Merrill Lynch, Pierce, Fenner & Smith Incorporated in a manner that would not cause any purchases by Seller of its hedge in connection with this Transaction not to comply applicable securities laws;

b.	it will not engage in, or be engaged in, any “distribution,” as such term is defined in Regulation M promulgated under the Exchange Act, other than a distribution meeting the requirements of the exceptions set forth in sections 101(b)(10) and 102(b)(7) of Regulation M (it being understood that Buyer makes no representation pursuant to this clause in respect of any action or inaction taken by Seller or any initial purchaser of the Reference Notes); and

c.	Buyer has publicly disclosed all material information necessary for Buyer to be able to purchase or sell Shares in compliance with applicable federal securities laws.
2.	If Buyer would be obligated to pay cash (other than payment of the Premium and except in the case of an Event of Default in which Buyer is the Defaulting Party or a Termination Event in which Buyer is the Affected Party, other than an (x) Event of Default of the type described in Section 5(a)(iii), (v), (vi) or (vii) of the Master Agreement or (y) a Termination Event of the type described in Section 5(b)(i), (ii), (iii), (iv), or (v) of the Master Agreement that in the case of either (x) or (y) resulted from an event or events outside Buyer’s control) to, or receive cash from, Seller pursuant to the terms of this Agreement for any reason without having had the right (other than pursuant to this paragraph (2), but including (x) the right to deliver Shares under the Note Indenture upon conversion of the Reference Notes or (y) the right to deliver or receive Shares in any other document or agreement that would result, directly or indirectly, in a cash payment hereunder) to elect to deliver or receive Shares in satisfaction of such payment obligation, then Buyer may elect (by giving notice to Seller no later than 8 a.m. New York time on the Exchange Business Day immediately following the date of occurrence of the event giving rise to such payment obligation) that such payment obligation shall be satisfied by the delivery of a number of Shares (or, if
OTC Convertible Note Hedge

the Shares have been converted into other securities or property in connection with an Extraordinary Event, a number or amount of such other securities or property as a holder of Shares would be entitled to receive upon the consummation or closing of such Extraordinary Event) having a cash value equal to the amount of such payment obligation. Such number of Shares or amount of other securities or property to be delivered shall be determined by the Calculation Agent to be the number of Shares or amount of such other securities or property that could be purchased or sold, as applicable, over a reasonable period of time with the cash equivalent of or producing the cash equivalent of such payment obligation). Settlement relating to any delivery of Shares or other securities or property pursuant to this paragraph (2) shall occur within a reasonable period of time. Notwithstanding anything herein or in the Agreement to the contrary, the aggregate number of Shares that Counterparty may be required to deliver to Dealer under this Transaction shall not exceed the product of (a) 1.5 and (b) the Number of Shares, as adjusted by the Calculation Agent to account for any subdivision, stock-split, stock combination, reclassification or similar dilutive or anti-dilutive event with respect to the Shares.

3.	Counterparty is not, and after giving effect to the Transaction contemplated hereby, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

4.	As of the Trade Date and each date on which a payment or delivery is made by Counterparty hereunder, (i) the assets of Counterparty at their fair valuation exceed the liabilities of Counterparty, including contingent liabilities; (ii) the capital of Counterparty is adequate to conduct its business; and (iii) Counterparty has the ability to pay its debts and other obligations as such obligations mature and does not intend to, or believe that it will, incur debt or other obligations beyond its ability to pay as such obligations mature.

5.	The representations and warranties set forth in Section 1 of the Purchase Agreement (as defined herein) are hereby deemed to be repeated to Dealer as if set forth herein.
Additional Termination Events:
The occurrence of an Amendment Event or a Repayment Event shall be an Additional Termination Event with respect to which the Transaction is the sole Affected Transaction and Counterparty is the sole Affected Party; provided that in the case of a Repayment Event, the Transaction shall be subject to termination only in respect of the number of Convertible Notes that cease to be outstanding in connection with or as a result of such Repayment Event:
1.	“Amendment Event” means that the Counterparty, without Dealer’s consent, amends, modifies, supplements or obtains a waiver of (a) any term of the Note Indenture (as in effect prior to such amendment, modification, supplement or waiver) or the Reference Notes relating to the principal amount, coupon, maturity, repurchase obligation of the Counterparty or redemption right of the Counterparty, (b) any term relating to conversion of the Reference Notes, including, without limitation, any changes to the conversion price, conversion settlement dates or conversion conditions or (c) any term that would require consent of the holders of 100% of the principal amount of the Reference Notes to amend.

2.	“Repayment Event” means that (a) any Reference Notes are repurchased (whether in connection with or as a result of a fundamental change or change of control, howsoever defined, or for any other reason) by the Counterparty, (b) any Reference Notes are delivered to the Counterparty in exchange for delivery of any property or assets of the Counterparty or any of its subsidiaries (howsoever described), other than as a result of and in connection with a Conversion Date, (c) any principal of any of the Reference Notes is repaid prior to the Final Maturity Date (as defined in the Note Indenture) (whether following acceleration of the Reference Notes or otherwise), provided that no payments of cash made in respect of the conversion of a Reference Note shall be deemed a payment of principal under this clause (c), (d) any Reference Notes are exchanged by or for the benefit of the holders thereof for any other securities of the Counterparty or any of its Affiliates (or any other property, or any combination thereof) pursuant to any exchange offer or similar transaction or (e) any of the Reference Notes is surrendered by Counterparty to the trustee for cancellation, other than registration of a transfer of such Reference Notes or as a result of and in connection with a Conversion Date.
OTC Convertible Note Hedge

3.	Initial Purchase Event. If an Initial Purchase Event (as defined below) occurs, this Transaction shall terminate automatically in its entirety and, notwithstanding anything to the contrary herein, only the payments specified below shall be required hereunder in connection with such Initial Purchase Event.

“Initial Purchase Event” means that the transactions contemplated by the Purchase Agreement shall fail to close for any reason by the closing date for the offering of the Reference Notes as specified in the Purchase Agreement.

If an Initial Purchase Event occurs for any reason other than due to a breach of the Purchase Agreement by the Initial Purchasers, then all payments previously made hereunder shall be returned to the person making such payment, including the Premium, less an amount equal to the product of (a) the Number of Shares, (b) 0.50 and (c) an amount equal to the excess, if any, of the closing price of the Shares on the Trade Date over the closing price of the Shares on the date of the Termination Event (the “Break Expense”); provided that any negative amount shall be replaced by zero and provided further that to the extent the Premium has not been paid, Buyer shall promptly pay Seller the Break Expense. Seller and Buyer agree that actual damages would be difficult to ascertain under these circumstances and that the amount of liquidated damages resulting from the determination in the preceding sentence is a good faith estimate of such damages and not a penalty.

If an Initial Purchase Event occurs due to a breach of the Purchase Agreement by the Initial Purchasers, then all payments previously made hereunder, including the Premium, promptly shall be returned to the person making such payment and no payments shall be required hereunder in connection with such Initial Purchase Event.
Staggered Settlement:
If Seller determines reasonably and in good faith that the number of Shares required to be delivered to Buyer hereunder on any Settlement Date would cause Seller’s “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and rules promulgated thereunder) to exceed 4.9% of all outstanding Shares, then Seller may, by notice to Buyer on or prior to such Settlement Date (a “Nominal Settlement Date”), elect to deliver the Shares comprising the related Delivery Obligation on two or more dates (each, a “Staggered Settlement Date”) or at two or more times on the Nominal Settlement Date as follows:
1.	in such notice, Seller will specify to Buyer the related Staggered Settlement Dates (each of which will be such Nominal Settlement Date and the last of which will be no later than twenty (20) Valid Days following such Nominal Settlement Date) or delivery times and how it will allocate the Shares it is required to deliver hereunder among the Staggered Settlement Dates or delivery times;
2.	the aggregate number of Shares that Seller will deliver to Buyer hereunder on all such Staggered Settlement Dates or delivery times will equal the number of Shares that Seller would otherwise be required to deliver on such Nominal Settlement Date; and

3.	the procedures set forth above under the heading “Settlement Terms” will apply on each Staggered Settlement Date, except that the Shares comprising the Delivery Obligation will be allocated among such Staggered Settlement Dates or delivery times as specified by Seller in the notice referred to in clause (1) above.
Notwithstanding anything herein to the contrary, solely in connection with a Staggered Settlement Date, Seller shall be entitled to deliver Shares to Buyer from time to time prior to the date on which Seller would be obligated to deliver them to Buyer pursuant to the Delivery Obligation terms set forth above, and Buyer agrees to credit all such early deliveries against Seller’s obligations hereunder in the direct order in which such obligations arise. No such early delivery of Shares will accelerate or otherwise affect any of Buyer’s obligations to Seller hereunder.
OTC Convertible Note Hedge

Disposition of Hedge Shares:
Counterparty hereby agrees that if, in the reasonable judgment of Seller based on advice of counsel, the Shares acquired by Seller for the purpose of hedging its obligations pursuant to the Transaction (the “Hedge Shares”) cannot be sold in the U.S. public market by Seller without registration under the Securities Act, Counterparty shall, at its election: (i) in order to allow Seller to sell the Hedge Shares in a registered offering, make available to Seller an effective registration statement under the Securities Act to cover the resale of such Hedge Shares and (a) enter into an agreement, in form and substance satisfactory to Seller, substantially in the form of an underwriting agreement for a registered offering, (b) provide accountant’s “comfort” letters in customary form for registered offerings of equity securities, (c) provide disclosure opinions of nationally recognized outside counsel to Counterparty reasonably acceptable to Seller, (d) provide other customary opinions, certificates and closing documents customary in form for registered offerings of equity securities and (e) afford Seller a reasonable opportunity to conduct a “due diligence” investigation with respect to Counterparty customary in scope for underwritten offerings of equity securities; provided, however, that if Seller, in its sole reasonable discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then clause (ii) or clause (iii) of this Section shall apply at the election of Counterparty; (ii) in order to allow Seller to sell the Hedge Shares in a private placement, enter into a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance satisfactory to Seller, including customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Seller, due diligence rights (for Seller or any designated buyer of the Hedge Shares from Seller), opinions and certificates and such other documentation as is customary for private placements agreements, all reasonably acceptable to Seller (in which case, the Calculation Agent shall make any adjustments to the terms of the Transaction that are necessary to compensate Seller for any discount from the public market price of the Shares incurred on the sale of Hedge Shares in a private placement); or (iii) purchase the Hedge Shares from Seller at the VWAP Price on such Exchange Business Days, and in such amounts, as requested by Seller. “VWAP Price” means, on any Exchange Business Day, the per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page MHGC.Q <equity> VAP (or any successor thereto) in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such Exchange Business Day (or if such volume-weighted average price is unavailable, the market value of one Share on such Exchange Business Day, as determined by the Calculation Agent using a volume-weighted method).
Repurchase Notices:
Counterparty shall, on any day on which Counterparty effects any repurchase of Shares, promptly give Seller a written notice of such repurchase (a “Repurchase Notice”) on such day if following such repurchase, the Notice Percentage as determined on such day is (i) greater than 6% and (ii) greater by 0.5% than the Notice Percentage included in the immediately preceding Repurchase Notice (or, in the case of the first such Repurchase Notice, greater than the Notice Percentage as of the date hereof). In the event that Counterparty fails to provide Seller with a Repurchase Notice on the day and in the manner specified in this section, then Counterparty agrees to indemnify and hold harmless Seller, its affiliates and their respective directors, officers, employees, agents and controlling persons (Seller and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities (or actions in respect thereof), joint or several, to which such Indemnified Party may become subject under applicable securities laws, including without limitation, Section 16 of the Exchange Act, relating to or arising out of such failure. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty will reimburse any Indemnified Party for all reasonable and documented expenses (including reasonable counsel fees and expenses) as they are incurred (after notice to Counterparty) in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. This indemnity shall survive the completion of the Transaction contemplated by this Confirmation and any assignment and delegation of the Transaction made pursuant to this Confirmation or the Agreement shall inure to the benefit of any permitted assignee of Seller. Counterparty will not be liable under this Indemnity provision to the extent that
OTC Convertible Note Hedge

any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from Dealer’s gross negligence or willful misconduct. The “Notice Percentage” as of any day is the fraction, expressed as a percentage, (i) the numerator of which is the product of (a) the Applicable Percentage, (b) the number of outstanding Reference Notes and (c) a number of Shares per Reference Note equal to the Conversion Rate (as defined in the Note Indenture) and (ii) the denominator of which is the number of Shares outstanding on such day.
Conversion Rate Adjustment Notices
In connection with any adjustments to the Conversion Rate under the terms of the Note Indenture, Counterparty shall provide to Dealer a copy of the notice of adjustment required to be delivered to the Trustee (as defined in the Note Indenture) pursuant to Section 4.08 of the Note Indenture concurrently with filing of such notice with the Trustee.

Compliance with Securities Laws:	Each party represents and agrees that, in connection with this Transaction and all related or contemporaneous sales and purchases of Shares by either party, Buyer, or in the case of Seller, the person(s) that directly influences the specific trading decisions of Seller, has complied and will comply with the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, and the rules and regulations each thereunder, including, without limitation, Section 9(a) of, and Rules 10b-5 and 13e and Regulation M under, the Exchange Act; provided that each party shall be entitled to rely conclusively on any information communicated by the other party concerning such other party’s market activities.

Each party acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof. Accordingly, Buyer represents and warrants to Seller that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act and (iii) the disposition of the Transaction is restricted under this Confirmation, the Securities Act and state securities laws.

Buyer further represents:

(a) Buyer is not entering into this Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares);

(b) Buyer acknowledges that as of the date hereof and without limiting the generality of Section 13.1 of the Equity Definitions, Seller is not making any representations or warranties with respect to the treatment of the Transaction under FASB Statements 149 or 150, EITF Issue No. 00-19 (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

Account Details:	Account for payments to Buyer: To be advised

Account for payment to Seller: To be advised

Accounts for deliveries of Shares: To be advised

Bankruptcy Rights:	In the event of Buyer’s bankruptcy, Seller’s rights in connection with this Transaction shall not exceed those rights held by common shareholders. For the avoidance of doubt, the
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parties acknowledge and agree that Seller’s rights with respect to any other claim arising from this Transaction prior to Buyer’s bankruptcy shall remain in full force and effect and shall not be otherwise abridged or modified in connection herewith.

Set-Off:	Each party waives any and all rights it may have to set-off, whether arising under any agreement, applicable law or otherwise.

Collateral:	None.

Transfer:	Buyer shall have the right to assign its rights and delegate its obligations hereunder with respect to any portion of this Transaction, subject to Seller’s consent, such consent not to be unreasonably withheld; provided that such assignment or transfer shall be subject to receipt by Seller of opinions and documents reasonably satisfactory to Seller and effected on terms reasonably satisfactory to the Seller with respect to any legal and regulatory requirements relevant to the Seller; provided further that Buyer shall not be released from its obligation to deliver any Exercise Notice or its obligations pursuant to “Disposition of Hedge Shares”, “Repurchase Notices” or “Conversion Rate Adjustment Notices” above.

Seller may transfer any of its rights or delegate its obligations under this Transaction with the prior written consent of Buyer, such consent not to be unreasonably withheld. In addition, if, as determined in Seller’s sole discretion, its “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and rules promulgated thereunder) could be deemed to exceed 4.9% of Counterparty’s outstanding Shares, Seller may, without Counterparty’s consent, transfer or assign all or any part of its rights or obligations under this Transaction to reduce such “beneficial ownership” to 4.7% to any third party with a rating for its (or, if applicable, its Credit Support Provider’s) long term, unsecured and unsubordinated indebtedness of AA or better by Standard & Poor’s Ratings Service or its successor (“S&P”), or Aa3 or better by Moody’s Investors Service (“Moody’s”) or, if either S&P or Moody’s ceases to rate such debt, at least an equivalent rating or better by a substitute rating agency mutually agreed by Company and Seller. If after Seller’s commercially reasonable efforts, Seller is unable to effect such a transfer or assignment on pricing terms reasonably acceptable to Seller and within a time period reasonably acceptable to Seller of a sufficient number of Options to reduce Seller’s “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and rules promulgated thereunder) to 4.7% of Counterparty’s outstanding Shares or less, Seller may designate any Exchange Business Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of this Transaction, such that its “beneficial ownership” following such partial termination will be equal to or less than 4.7%. In the event that Seller so designates an Early Termination Date with respect to a portion of this Transaction, a payment shall be made pursuant to Section 6 of the Agreement as if (i) an Early Termination Date had been designated in respect of a Transaction having terms identical to this Transaction and a Number of Options equal to the Terminated Portion, (ii) Counterparty shall be the sole Affected Party with respect to such partial termination and (iii) such Transaction shall be the only Terminated Transaction.

Notwithstanding any provision of the Agreement to the contrary, Seller shall be entitled to assign its rights and obligations hereunder to make or receive cash payments and transfer of Shares and other related rights to one or more entities that are wholly-owned, directly or indirectly, by Citigroup Inc., or any successor thereto (each, a “Citibank Affiliate"); provided that Buyer shall have recourse to Seller in the event of the failure by a Citibank Affiliate to perform any of such obligations hereunder. Notwithstanding the foregoing, recourse to Seller shall be limited to recoupment of Buyer’s monetary damages and Buyer hereby waives any right to seek specific performance by Seller of its obligations hereunder. Such failure after any applicable grace period shall be an Additional Termination Event with the Transaction to which the failure relates as the sole Affected Transaction and Seller as the sole Affected Party.
OTC Convertible Note Hedge

ISDA Master Agreement:
With respect to the Agreement, Seller and Counterparty each agree as follows:
“Specified Entity” means in relation to Seller and in relation to Counterparty for purposes of this Transaction: Not applicable.
The definition of “Specified Transaction” in Section 14 of this Agreement is hereby amended by adding the text “commodity transaction, credit derivative transaction, repurchase or reverse purchase transaction, securities lending transaction, futures transaction, prime brokerage or margin lending transaction” after the words “foreign exchange transaction” in the sixth line thereof and by replacing the words “any other similar transaction” in the eighth line thereof with the text “any other transaction between the parties”. “Specified Transaction” shall exclude any default under a Specified Transaction if caused solely by the general unavailability of the currency in which payments under such Specified Transaction are denominated due to exchange controls or other governmental action.
The “Cross Default” provisions of Section 5(a)(vi) of the Agreement will not apply to Seller and will not apply to Counterparty.
The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the Agreement will not apply to Seller and will not apply to Counterparty.
The “Automatic Early Termination” provision of Section 6(a) of the Agreement will not apply to Seller or to Counterparty.
Payments on Early Termination. For the purpose of Section 6(e) of the Agreement: (i) Loss shall apply; and (ii) the Second Method shall apply.
“Termination Currency” means USD.
Tax Representations.
(a)	Payer Representations. For the purpose of Section 3(e) of the Agreement, each party represents to the other party that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, each party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of the Agreement, each party makes the following representations to the other party:
(i)	It is a national banking association organized under the laws of the United States and its U.S.
OTC Convertible Note Hedge

taxpayer identification number is 13-5266470. It is “exempt” within the meaning of Treasury Regulation sections 1.6041-3(p) and 1.6049-4(c) from information reporting on Form 1099 and backup withholding.

(ii)	Counterparty represents that it is a corporation incorporated in Delaware.
Delivery Requirements. For the purpose of Sections 4(a)(i) and (ii) of the Agreement, each party agrees to deliver the following documents:
(a)	Tax forms, documents or certificates to be delivered are:

Dealer agrees to complete (accurately and in a manner reasonably satisfactory to Counterparty), execute, and deliver to Counterparty, United States Internal Revenue Service Form W-9 and all required attachments, or any successor of such form(s): (i) before the first payment date under this agreement; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such Form previously provided by Dealer has become obsolete or incorrect.

Counterparty agrees to complete (accurately and in a manner reasonably satisfactory to Dealer), execute, and deliver to Dealer, United States Internal Revenue Service Form W-9 or W-8 BEN, or any successor of such form(s): (i) before the first payment date under this agreement; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such form(s) previously provided by Counterparty has become obsolete or incorrect.

(b)	Other documents to be delivered:

Covered by
Party Required to			Section 3(d)
Deliver Document	Document Required to be Delivered	When Required	Representation
Counterparty	Evidence of the authority and true signatures of each official or representative signing this Confirmation	Upon or before execution and delivery of this Confirmation	Yes

Counterparty	Certified copy of the resolution of the Board of Directors or equivalent document authorizing the execution and delivery of this Confirmation and such other certificates as Seller shall reasonably request	Upon or before execution and delivery of this Confirmation	Yes
Additional Notice Requirements. Counterparty hereby agrees to promptly deliver to Seller a copy of all notices and other communications required or permitted to be given to the holders of any Reference Notes pursuant to the terms of the Note Indenture on the dates so required or permitted in the Note Indenture and all other notices given and other communications made by Counterparty in respect of the Reference Notes to holders of any Reference Notes. Counterparty further covenants to Seller that it shall promptly notify Seller of each Conversion Date, Amendment Event (including in such notice a detailed description of any such amendment) and Repayment Event (identifying in such notice the nature of such Repayment Event and the principal amount at maturity of Reference Notes being paid).
Addresses for Notices. For the purpose of Section 12(a) of the Agreement:
Address for notices or communications to Seller for all purposes:
OTC Convertible Note Hedge

Address:	250 West Street
10th Floor
New York, New York 10013
Attention:	Director Derivatives Operations
Facsimile No.:	212 723 2956
Additionally, a copy of all notices pursuant to Sections 5, 6, and 7 as well as any changes to Counterparty’s address, telephone number or facsimile number should be sent to:

Address:	Legal Department
77 Water Street
9th Floor
New York, New York 10004
Attention:	Department Head
Facsimile No.:	212 657 1452
Address for notices or communications to Counterparty for all purposes:

Address:	To be advised.

Attention:
Facsimile No.:
Telephone No.:
In addition, in the case of notices or communications relating to Section 5, 6, 11 or 13 of this Agreement, a second copy of any such notice or communication shall be addressed to the attention of Counterparty’ General Counsel as follows:

Address:	To be advised.

Attention:
Facsimile No.:
Telephone No.:

Multibranch Party.	For the purpose of Section 10(c) of the Agreement: Neither Seller nor Counterparty is a Multibranch Party.

Calculation Agent.	Seller; provided that all determinations made by the Calculation Agent shall be made in good faith and in a commercially reasonable manner.
Governing Law. This Confirmation will be governed by, and construed in accordance with, the laws of the State of New York.
Submission to Jurisdiction. Each party hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding by the other party against it relating to the Transaction to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Supreme Court of the State of New York, sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any of the foregoing.
Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Transaction. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.
OTC Convertible Note Hedge

Netting of Payments. The provisions of Section 2(c) of the Agreement shall not be applicable to this Transaction.
Basic Representations. Section 3(a) of the Agreement is hereby amended by the deletion of “and” at the end of Section 3(a)(iv); the substitution of a semicolon for the period at the end of Section 3(a)(v) and the addition of Sections 3(a)(vi), as follows:
Eligible Contract Participant; Line of Business. Each party agrees and represents that it is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended ("CEA"), this Agreement and the Transaction thereunder are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(33) of the CEA, and it has entered into this Confirmation and this Transaction in connection with its business or a line of business (including financial intermediation), or the financing of its business.
Acknowledgements:
(a)	The parties acknowledge and agree that there are no other representations, agreements or other undertakings of the parties in relation to this Transaction, except as set forth in this Confirmation.

(b)	The parties hereto intend for:
(i)	Seller to be a “financial institution” as defined in Section 101(22) of Title 11 of the United States Code (the “Bankruptcy Code”) and this Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and a “swap agreement” as defined in Section 101(53C) of the Bankruptcy Code, qualifying for the protections of, among other sections, Sections 362(b)(6), 362 (b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code;

(ii)	a party’s right to liquidate this Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(iii)	all payments for, under or in connection with this Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.
Amendment of Section 6(d)(ii). Section 6(d)(ii) of the Agreement is modified by deleting the words “on the day” in the second line thereof and substituting therefore “on the day that is three Local Business Days after the day.” Section 6(d)(ii) is further modified by deleting the words “two Local Business Days” in the fourth line thereof and substituting therefore “three Local Business Days.”
Consent to Recording. Each party consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Confirmation. To the extent that one party records telephone conversations (the “Recording Party”) and the other party does not (the “Non-Recording Party”), the Recording Party shall in the event of any dispute, make a complete and unedited copy of such party’s tape of the entire day’s conversations with the Non-Recording Party’s personnel available to the Non-Recording Party. The Recording Party’s tapes may be used by either party in any forum in which a dispute is sought to be resolved and the Recording Party will retain tapes for a consistent period of time in accordance with the Recording Party’s policy unless one party notifies the other that a particular transaction is under review and warrants further retention.
Disclosure. Each party hereby acknowledges and agrees that Seller has authorized Counterparty to disclose this Transaction and any related hedging transaction between the parties if and to the extent that Counterparty reasonably determines (after consultation with Seller) that such disclosure is required by law or by the rules of the New York Stock Exchange or any securities exchange. Notwithstanding the foregoing, effective from the date of
OTC Convertible Note Hedge

commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.
Severability. If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.
Affected Parties. For purposes of Section 6(e) of the Agreement, each party shall be deemed to be an Affected Party in connection with Illegality and any Tax Event.
[Signatures follow on separate page]
OTC Convertible Note Hedge

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Very truly yours, CITIBANK, N.A.
By:	/s/ Jason Shrednick
Name:	Jason Shrednick
Title:	Authorized Signatory

Confirmed as of the date first above written:

MORGANS HOTEL GROUP CO.

By: Name:	/s/ Marc Gordon Marc Gordon
Title:	Chief Investment Officer &
Executive Vice President of Capital
Markets
OTC Convertible Note Hedge